                                                                    EXHIBIT 10.1


                               FINANCING AGREEMENT



                       THE CIT GROUP/BUSINESS CREDIT, INC.


                                       AND


                                  SIMCALA, INC.



                              DATED: JUNE 15, 2001

                                TABLE OF CONTENTS


         THIS FINANCING AGREEMENT is made as of June 15, 2001, by and between THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT"), with an office located at 1200 Ashwood Parkway, Suite 150, Atlanta, Georgia 30338, and SIMCALA, INC., a Delaware corporation ("Borrower"), with a principal place of business at 1940 Ohio Ferro Road, Mt. Meigs, Alabama 36057.

SECTION 1.  DEFINITIONS

         Accounts shall have the meaning given to "account" in the UCC.

         Account Debtor shall mean any Person who is or may become obligated under or on account of an Account.

         Administrative Management Fee shall mean the fee which shall be paid to CIT in accordance with Section 4.2.3 hereof to offset the expenses and costs incurred by CIT in connection with record keeping, periodic examinations, analysis and evaluations of the Collateral.

         Agreement shall mean this Financing Agreement, as amended from time to time by the parties hereto.

         Applicable Law shall mean all laws, rules and regulations applicable to the person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

         Availability Reserve shall mean on any date of determination thereof, an amount equal to the sum of (i) a reserve equal to three (3) months' rent for any business location of Borrower with respect to which CIT has not obtained a Landlord Agreement in the event CIT is requested to make a Revolving Loan as measured by Eligible Inventory at any such business location; (ii) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, in an amount determined by CIT from time to time in its customary credit judgment;
(iii) any amounts which Borrower is obligated to pay pursuant to the provisions of any of the Loan Documents that CIT elects to pay for the account of Borrower in accordance with authority contained in any of the Loan Documents; (iv) the LC Outstandings at any such date; and (v) for so long as an Event of Default exists, such additional reserves as CIT in its sole and absolute discretion may elect to impose from time to time, without waiving any such Event of Default or CIT's entitlement to accelerate the maturity of the Obligations as a consequence thereof.

         Average Monthly Loan Balance shall mean, for any month, the amount obtained by adding the unpaid balance of the sum of the Revolving Loans outstanding, the face amount of the IDB Standby LC and the face amount of any other outstanding Letter of Credit at the end of each day for the month in question and by dividing such sum by the number of days in such month.

         Bank means The Chase Manhattan Bank, a New York banking corporation, and its successors and assigns.

         Board of Governors shall mean the Board of Governors of the Federal Reserve Board.

         Borrowing Base shall mean as at any date of determination thereof, an amount equal to the lesser of:

         (a) $10,000,000, less the face amount of the IDB Standby LC and, without duplication, all other LC Outstandings at such date;

                  or

         (b)      an amount equal to:

                  (i) 85% of the net amount of Eligible Accounts outstanding at such date;

                   plus

                  (ii) 60% of the value of Eligible Inventory consisting of raw materials and finished products, with Eligible Inventory being calculated on the basis of the lower of cost or market on a first-in, first-out basis;

                   minus

                   (iii) the Availability Reserve.

         For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at CIT's option, be calculated on shortest terms), credits, allowances, and sales or excise taxes of any nature at any time issued, owing, claimed by an obligor on an Account, granted, outstanding or payable in connection with such Accounts at such time.

         Borrowing Base Certificate shall mean a Borrowing Base Certificate in substantially the form set forth in Exhibit B attached hereto.

         Business Day shall mean a day on which CIT is open for business in New York, New York, and which is not a Saturday, Sunday or other day on which commercial banks or lending institutions in New York, New York are authorized or required by law to close.

         Capital Expenditures for any period shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, determined in accordance with GAAP.

         Capitalized Lease Obligation shall mean any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of Borrower.

         Cash Collateral shall mean cash or cash equivalents comprised of marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition or domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, and any interest earned thereon, that is deposited with CIT or its bailee in accordance with this Agreement as security for any of the Obligations to the extent provided in this Agreement.

         Cash Collateral Account shall mean a demand deposit, money market or other account established by CIT at such financial institution as CIT may select in its discretion, which account shall be in CIT's name and subject to CIT's Lien under this Agreement, but with respect to which accrued interest thereon shall, for so long as no Event of Default has occurred and is continuing, be paid on a monthly basis to Borrower.

         Cash Equivalents shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

         Chase Bank Rate shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.

         Chattel Paper shall have the meaning ascribed to the term "chattel paper" in the UCC.

         Closing Date shall mean the date that of this Agreement has been duly executed by the parties hereto and delivered to CIT.

         Collateral shall mean all of the property and interests in property described in Section 7 of the Agreement, and all other property and interests in property that now or hereafter secure the payment and performance of any of the Obligations.

         Consolidated shall mean the consolidation in accordance with GAAP of the accounts, financial statements and other items to which such term applies.

         Consolidated Balance Sheet shall mean a consolidated balance sheet of Borrower eliminating all inter-company transactions and prepared in accordance with GAAP.

         Conversion Event shall mean Borrower's obtaining Revolving Loans the outstanding balance of which exceed $2,000,000 for five (5) consecutive Business Days.

         Default shall mean any event specified in Section 11 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

         Default Rate shall mean, at any date of determination, the rate of interest per annum equal to the lesser of (a) the Maximum Rate or (b) the Chase Bank Rate plus 3%.

         Distribution shall mean and include: (i) the payment of any dividends or other distributions on capital stock of Borrower (except distributions in such interests) and (ii) the redemption or acquisition by Borrower of its capital stock (or any warrant or option for the purchase of any such capital stock) unless made contemporaneously from the net proceeds of the sale of its capital stock.

         Documents shall. have the meaning ascribed to the term "documents" in the UCC

         Dollars and the sign "$" shall refer to currency of the United States of America.

         Dominion Account shall mean a special account of CIT established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to CIT in its reasonable discretion, and over which CIT shall have sole and exclusive access and control for withdrawal purposes.

         Dow shall mean Dow Corning Corporation, a Michigan corporation.

         Early Termination Date shall mean the date on which Borrower terminates this Agreement which date is prior to the last day of the Original Term.

         Early Termination Fee shall mean the fee payable by Borrower under
Section 6.2.3 hereof in an amount equal to 1% of the maximum amount of the Revolving Line of Credit if the Early Termination Date occurs after October 15, 2001, but prior to or on the last day of the first year of the Original Term (June 15, 2001, through June 14, 2002); and .5% of the maximum amount of the Revolving Line of Credit if the Early Termination Date occurs during the second year of the Original Term (June 15, 2002, through June 14, 2003).

         EBITDA shall mean for any fiscal quarter of Borrower, without duplication, the sum of the following for such period determined on a Consolidated basis: (i) Net Income, plus (ii) depreciation, plus (iii) amortization, plus (iv) all Interest Expense, plus (v) income tax expense, plus
(vi) other non-cash charges deducted in calculating Net Income (excluding extraordinary gains and losses).

         Eligible Account shall mean an Account arising in the ordinary course of Borrower's business from the sale of goods which is payable in Dollars and which CIT, in its customary credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to a subsidiary or an affiliate of Borrower or to a Person controlled by an affiliate of Borrower; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date; (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Eligible Accounts of any Account Debtor exceeds 20% of the net amount of those Eligible Accounts the collection of which are not insured (or, if such collections are insured, CIT has not been named as co-insured or the beneficiary thereof), to the extent of such excess; (vi) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached;
(vii) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any rebate (including, without limitation, all rebate reserves as reflected in Borrower' books and records), right of setoff, counterclaim, reserve or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such rebate (or rebate reserve, as the case may be), offset, counterclaim, disputed amount, reserve or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor (other than Dow, to the extent the payments of Accounts owing by Dow have administrative priority in the Dow Insolvency Proceeding) (or the Account Debtor has failed, suspended business or ceased to be solvent; (ix) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States; (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis, unless CIT shall have received from the Account Debtor written assurances (in substantially the form of Exhibit E attached hereto) that the Account arising therefrom is due and payable notwithstanding the fact that it has not yet received delivery of the goods; (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to CIT, in a manner satisfactory to CIT, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.3727 and 41 U.S.C. ss.15); (xii) the Account Debtor is located in a state imposing conditions on the right of a creditor to collect accounts receivable unless Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year;
(xiii) the Account is subject to an encumbrance other than a Permitted Lien;
(xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;
(xvi) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xvii) the Account arises out of a contract or order which, by its terms, purports to forbid, restrict or make void or unenforceable the assignment by Borrower to CIT of such Account; (xviii) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

         Eligible Inventory shall mean such Inventory of Borrower (other than labels and supplies) which CIT, in its customary credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is raw materials or finished products; (ii) it is in good, new and saleable condition; (iii) it is not slow-moving, obsolete or unmerchantable; (iv) it meets all standards imposed by any governmental agency or authority; (v) it conforms in all respects to the warranties and representations set forth in this Agreement; (vi) it is at all times subject to CIT's duly perfected, first priority security interest and no other encumbrances except for Permitted Liens; (vii) it is in Borrower's possession and control and is not in transit or outside the continental United States; and (viii) is situated at a location in compliance with this Agreement and with respect to which CIT has entered into a Landlord Agreement.

         Equipment shall mean all machinery, apparatus, equipment, fittings, furniture, fixtures, and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's business operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

         Event(s) of Default shall have the meaning provided for in Section 11 of this Agreement.

         Excess Availability shall mean at any date, the excess, if any, of the Borrowing Base on such date less: (i) the outstanding principal amount of the Revolving Loans on such date, plus (ii) the amount of all requested Revolving Loans and LC Outstandings on such date, plus (iii) the aggregate amount of all past due accounts payable, rental obligations or other liabilities of Borrower.

         Executive Officers shall mean the Chairman, President, any Vice President, Treasurer and Secretary.

         GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time consistently applied.

         General Intangibles shall mean all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choses in action, causes of action, company or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

         Guarantor shall mean any Persons who may at any time hereafter guaranty all or any part of the Obligations.

         Guaranty Agreement shall mean any guaranty agreement executed by a Guarantor in favor of CIT and any other guaranty of the Obligations at any time or times delivered to CIT

         IDB Documents shall mean documents executed and/or delivered by Borrower in connection with the $6,000,000 State Industrial Development Authority Taxable Industrial Revenue (Simcala, Inc. Project) Series 1995, dated as of January 1, 1995, as amended or modified.

         IDB Standby LC shall mean the letter of credit issued by Bank of America, N.A. for the account of Borrower in the face amount of $6,147,946, naming Regions Bank as the beneficiary and securing the Obligations of Borrower under the IDB Documents.

         Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise due or owing to third parties) or for the deferred purchase price of property, services or assets, other than Inventory, and (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

         Insolvency Proceeding shall mean any action, case or proceeding commenced by or against Borrower, or any agreement of Borrower, for (a) the entry of an order for relief under any chapter of the U. S. Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, (d) the calling of a meeting of the creditors of Borrower for the purpose of compromising the debts of Borrower, or
(e) the liquidation, dissolution or winding up of the affairs of such Person.

         Instrument shall have the meaning ascribed to the term "instrument" in the UCC.

         Interest Coverage Ratio shall mean, with respect to any measurement period, the ratio of (a) EBITDA for such period to (b) cash Interest Expense for such period with respect to total Indebtedness.

         Interest Expense shall mean for any period the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption on an income statement of Borrower.

         Inventory shall mean all of Borrower's present and hereafter acquired inventory as defined in the UCC and any and all merchandise and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods wherever located, and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort.

         Investment Property shall mean all Securities (whether certified or uncertified), security entitlements, securities accounts, commodity contracts and commodity accounts.

         Issuing Bank shall mean a bank that has issued or been requested to issue a Letter of Credit for the account of Borrower.

         Landlord Agreement shall mean a written agreement between CIT and landlords or mortgagees in respect of such leased business locations of Borrower that CIT may deem necessary or appropriate to assure access to, and the priority of CIT's lien in, the Collateral located thereon.

         LC Application shall mean an application to an Issuing Bank, in the form approved by such Issuing Bank and duly executed by Borrower and CIT as co-applicants, for the issuance of a Letter of Credit.

         LC Conditions shall mean the following conditions, the satisfaction of each of which is required before CIT shall be obligated to execute any LC Application in connection with a request to an Issuing Bank for the issuance of a Letter of Credit: (i) no Default or Event of

         Default exists; (ii) after giving effect to the issuance of the requested Letter of Credit and each Letter of Credit to be issued and for which an LC Application has been signed by CIT, the LC Outstandings comprised of standby Letters of Credit do not exceed $6,147,946, the LC Outstandings comprised of documentary Letters of Credit do not exceed $500,000, no Out-of-Formula Condition would exist, and, if no Revolving Loans are outstanding, the LC Outstandings do not exceed the Borrowing Base; (iii) the expiry date of the Letter of Credit does not extend beyond 30 days prior to the Termination Date or 30 days prior to the last day of any renewal period thereafter; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

         LC Documents shall mean any and all agreements, instruments and documents (other than an LC Application or an LC Guaranty) required by the Issuing Bank to be executed by Borrower or any other Person and delivered to such Issuing Bank for the issuance of a Letter of Credit.

         LC Guaranty shall mean the guaranty delivered by CIT to an Issuing Bank of Borrower's reimbursement obligation under such Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

         LC Guaranty Fee shall mean the fees payable by Borrower under Section
4.2.4 for: (i) issuing a LC Guaranty and/or (ii) otherwise aiding Borrower in obtaining Letters of Credit pursuant to section 3.3 hereof.

         LC Outstandings shall mean, on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by Borrower on such date by reason of any payment made on or before such date by CIT under any LC Guaranty, plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by an Issuing Bank under an LC Application theretofore submitted to such Issuing Bank, less (iii) the amount of Cash Collateral held by CIT in a Cash Collateral Account with respect thereto.

         LC Request shall mean a written request from Borrower to CIT for CIT to join with Borrower in the execution of an LC Application for the issuance of a Letter of Credit, which request shall specify the identity and address of the intended beneficiary of the requested Letter of Credit, the purpose for issuance of the requested Letter of Credit, the proposed amount, issuance date and expiry date of the requested Letter of Credit, the conditions to payment under the requested Letter of Credit, and whether the requested Letter of Credit may be drawn upon in a single or multiple draws.

         Letter of Credit shall mean a standby or documentary letter of credit issued with the assistance of CIT by an Issuing Bank for or on behalf of Borrower pursuant to Section 3.3 hereof, including, without limitation, the IDB Standby LC.

         Lien shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

         Line of Credit Fee shall have the meaning ascribed to such term in
Section 4.2.2 of this Agreement.

         Loan Account shall have the meaning set forth in Section 5.7 of this Agreement.

         Loan Documents shall mean this Agreement, the Note, any Guaranty Agreement, the LC Documents and any other documents and the ancillary loan and security agreements executed from time to time in connection with this Agreement, as the same may be renewed, amended, extended, increased or supplemented from time to time.

         Loans shall mean all loan, advances and the financial accommodations of any kind made by CIT to Borrower pursuant to this Agreement.

         Margin Stock shall have the meaning ascribed to such term in Regulation U and Regulation G of the Board of Governors.

         Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has a material adverse effect upon the business, operations, properties, condition (financial or otherwise) or business prospects of Borrower; (b) has or may be reasonably expected to have any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of CIT with respect to the Collateral or any material part thereof or the priority of such Liens; (c) materially impairs the ability of Borrower or Borrower to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of the Obligations when due; or (d materially impairs the ability of CIT to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

         Maximum Rate shall mean the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days).

         Money Borrowed shall mean (i) debt arising from the lending of money by any other person to Borrower; (ii) debt, whether or not in any such case arising from the lending of money by another person to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidence by bonds, debentures, note or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property; (iii) debt constituting Capitalized Lease Obligations;
(iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) debt of Borrower under any guaranty of obligations that would constitute debt for Money Borrowed under clauses (i) through (iii) hereof by Borrower.

         Net Income (Loss) shall mean for any applicable period, the aggregate net income (or loss) of Borrower from continuing operations (excluding any income (or loss) included therein resulting from extraordinary items) determined in accordance with GAAP.

         Net Proceeds shall mean, with respect to a disposition of any Collateral, proceeds (including cash receivable (when received) by way of deferred payment) received by Borrower from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the reasonable and customary costs of such sale, lease, transfer or other disposition (including legal fees and sales commissions); and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Permitted Lien on the Collateral disposed of that is senior to CIT's Liens with respect to such Collateral.

         Note shall mean the Revolving Credit Note, as hereafter amended, modified or restated.

         Obligations shall mean all indebtedness owing to CIT by Borrower under this Agreement, any other Loan Documents or under any other agreement or arrangement now or hereafter entered into between Borrower and CIT; any and all indebtedness and obligations which may at any time be owing by Borrower to CIT howsoever arising, whether now in existence or incurred by Borrower from time to time hereafter; whether secured by a Lien in any of Borrower's assets or property or the assets or property of any other Person; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether Borrower is liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of Borrower's operation, premises or waste disposal practices or sites; Borrower's liability to CIT as maker or endorser on any promissory note or other instrument for the payment of money; Borrower's liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to other Persons for Borrower's account, including any accommodation extended with respect to applications for letters of credit, CIT's acceptance of drafts or CIT's endorsement of notes or other instruments for Borrower's account and benefit.

         Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

         Original Term shall have the meaning ascribed to such term in Section
6.1 hereof.

         Other Collateral shall mean all now owned and hereafter acquired deposit accounts maintained with any bank or financial institutions representing the direct or indirect proceeds of Collateral; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

         Out-of-Formula Condition shall have the meaning set forth in Section
3.1 of the Agreement.

         Out-of-Formula Loan shall mean a Revolving Loan made when an Out-of-Formula Condition exists or the amount of any Revolving Loan which when funded results in an Out-of-Formula Condition.

         Out-of-Pocket Expenses shall mean all of CIT's present and future reasonable expenses incurred relative to this Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CIT due to "insufficient funds" of deposited checks and CIT's standard fee relating thereto, any applicable counsel fees and disbursements and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in Section 4.4 of this Agreement.

         Parent shall mean Simcala Holdings, Inc., a Georgia corporation.

         Participant shall mean each Person who shall be granted the right by CIT to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to CIT.

         Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

         Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) the Indebtedness secured by the Purchase Money Liens; (c) Indebtedness of Borrower which is subordinated to the prior payment and satisfaction of Borrower's Obligations to CIT by means of a subordination agreement in form and substance satisfactory to CIT; (d) deferred taxes and other expenses incurred in the ordinary course of business; (e) other Indebtedness existing on the date of execution of this Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Closing Date; (f) Indebtedness for Capital Leases and Capital Expenditures permitted pursuant to
Section 9.4.11 hereof; (g) the replacement, refinancing or renewal of any of the above so long as the principal amount of such Indebtedness is not increased; (h) obligations in respect of performance bonds and completion guarantees provided by the Borrower or any Subsidiary of the Borrower in the ordinary course of business; and (i) other Indebtedness not otherwise permitted by clauses (a) through (h) above in an amount not exceeding in the aggregate at any time $500,000.

         Permitted Liens shall mean: (a) Liens at any time granted in favor of CIT; (b) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) incurred in the ordinary course of Borrower's business and not yet due or being Properly Contested; (c) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or the debt secured by any such Lien is being Properly Contested and such Liens do not materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (d) Purchase Money Liens securing purchase money indebtedness incurred consistently with the terms of this Agreement; (e) Liens securing debt of a Subsidiary of Borrower to Borrower or to another such Subsidiary; (f) Liens arising by virtue of the rendition, entry or issuance against Borrower or any of its Subsidiaries, or any Property of Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree for so long as each such Lien is in existence for less than 30 consecutive days after it first arises or is being Properly Contested and is at all times junior in priority to the Liens in favor of CIT; and (g) such other Liens as appear on Schedule 9.4.5 hereto; (h) such other Liens as CIT may hereafter approve in writing and (i) Liens not otherwise permitted by clauses
(a) through (h) above which are junior in priority to the Liens in favor of CIT securing the Obligations and which secure obligations in an amount not exceeding in the aggregate at any time $100,000.

         Person shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, unincorporated organization or other form of business entity, or a government or agency or political subdivision thereof.

         Properly Contested shall mean in the case of any Indebtedness of Borrower (including any Tax) that is not paid as and when due or payable by reason of Borrower's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) Borrower has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness during the period being contested by Borrower will not have a Material Adverse Effect and does not and will not result in a forfeiture of, foreclosure upon or loss of any assets of Borrower; (iv) no Lien is imposed upon any of Borrower's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of CIT (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from the entry, rendition or issuance against Borrower or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review and Borrower shall have established adequate reserves in accordance with GAAP for such judgment, writ, order or decree or the same is either fully insured against by an insurer that has not denied or reserved rights with respect to coverage or has been bonded to CIT's satisfaction; and (vi) if such dispute or contest is abandoned, settled or determined adversely to Borrower, Borrower forthwith pays such Indebtedness and all penalties and interest in connection therewith.

         Purchase Money Liens shall mean Liens on any item of equipment acquired after the date of this Agreement provided that (a) each such Lien shall attach only to the property to be acquired, (b) a description of the property so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed in the aggregate the amount permitted by this Agreement for Capital Expenditures for any fiscal year.

         Renewal Term shall mean any applicable period of the Original Term when this Agreement shall have been renewed by CIT in its sole discretion.

         Restricted Investment shall mean any acquisition of Property by Borrower in exchange for cash or other Property, whether in the form of an acquisition of equity interests or Indebtedness, or the purchase or acquisition by Borrower of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the business of Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by Borrower in the ordinary course of business; (iii) current assets (as defined under GAAP) arising from the sale or lease of goods or the rendition of services in the ordinary course of business; (iv) investments in Subsidiaries to the extent existing on the Closing Date; and (v) cash or cash equivalents to the extent they are not subject to rights of offset in favor of any Person other than CIT.

         Revolving Credit Note shall mean the Revolving Credit Note to be executed by Borrower on or about the Closing Date in favor of CIT to evidence the Revolving Credit Loans which shall be in the form of Exhibit A to the Agreement.

         Revolving Line of Credit shall mean the commitment of CIT to make Revolving Credit Loans pursuant to Section 3.1 of this Agreement, up to an aggregate amount not to exceed $10,000,000 at any time.

         Revolving Loans shall mean the revolving loans made from time to time to Borrower by CIT pursuant to Section 3.1 of this Agreement.

         Secured Obligations shall mean with respect to any period but without duplication (i) the Obligations, (ii) Indebtedness secured by Purchase Money Liens, (iii) Indebtedness secured under the IDB Documents, and (iv) all other Indebtedness secured by any property of Borrower.

         Secured Obligations/EBITDA Ratio shall mean with respect to any fiscal period of Borrower the ratio of (a) Borrower's total Secured Obligations as of the last day of such period to (b) EBITDA for such period.

         Security shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

         Senior Notes shall mean those certain 9 and 5/8ths% Senior Notes due on or about April 15, 2006 issued by Borrower pursuant to that certain Indenture dated as of March 31, 1998, among Borrower and the Bank of New York (as the successor trustee to IBJ Schroeder Bank and Trust Company), as Trustee, in an original aggregate amount of $75,000,000.

         Solvent shall mean, at any date of determination, as to Borrower, Borrower (i) owns Property whose fair saleable value is greater than the amount required to pay all of Borrower's Indebtedness (including contingent debts),
(ii) is able to pay all of its Indebtedness as such Indebtedness matures, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

         Subordinated Debt shall mean the indebtedness owing by Borrower to the Subordinating Creditor which has been subordinated to the Obligations pursuant to written agreements with CIT.

         Taxes shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         Termination Date shall mean the date on which the Agreement is or may be terminated pursuant to Section 6 of the Agreement.

         Total Assets shall mean Borrower's total assets determined in accordance with GAAP, on a basis consistent with the latest audited statements of Borrower.

         UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia.

SECTION 2.  CONDITIONS PRECEDENT

         2.1. CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of CIT to make the initial Revolving Loan hereunder is subject to the satisfaction of each of the following conditions precedent, in each case in form and substance acceptable to CIT:

         2.1.1. Documentation. CIT shall have received, in form and substance satisfactory to CIT and its counsel, a duly executed counterpart of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as CIT and its counsel shall reasonably require in connection therewith from time to time.

         2.1.2. Availability. CIT shall have determined that immediately after CIT has made the initial Loans contemplated hereby, and paid (or made provision for payment of) all closing costs incurred in connection with the transactions contemplated hereby, Excess Availability shall not be less than $1,000,000.

                  2.1.3. Evidence of Perfection and Priority of Liens in Collateral. CIT shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of CIT in the Collateral and evidence in form satisfactory to CIT that such Liens constitute valid and perfected Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

                  2.1.4. Articles of Incorporation. CIT shall have received a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of Borrower's incorporation.

                  2.1.5. Certain Good Standing Certificates. CIT shall have received good standing certificates for Borrower, issued by the Secretary of State of Delaware and each other state where Borrower is qualified to do business as a foreign corporation, including Alabama.

                  2.1.6. Opinion Letters. CIT shall have received a favorable, written opinion of Alston & Bird, LLP, counsel to Borrower, as to the transactions contemplated by this Agreement and the matters set forth in Exhibit D attached hereto.

                  2.1.7. Insurance. CIT shall have received copies of the casualty insurance policies of Borrower, together with loss payable endorsements on CIT's standard form of loss payee endorsement naming CIT as loss payee and copies of Borrower's liability insurance policies, together with endorsements naming CIT as a co-insured.

                  2.1.8. Financial Statements. CIT shall have received audited, year-end financial statements of Borrower for the fiscal year ending on or about December 31, 2000. and interim financial statements of Borrower for the fiscal quarter ending on or about March 31, 2001.

                  2.1.9. Landlord Agreements. CIT shall have received all landlord, mortgagee waivers or warehouseman agreements with respect to all premises leased by Borrower and which are disclosed on Schedule 8.1.1 hereto.

                  2.1.10. Disbursement Letter; Borrowing Base Certificate. CIT shall have received written instructions from Borrower directing application of the proceeds of the Loans made pursuant to this Agreement and an initial Borrowing Base Certificate from Borrower in form satisfactory to CIT.

                  2.1.11. Cash Budget. CIT shall have received and found acceptable a 12 month cash budget of Borrower based on reasonable operating assumptions and GAAP.

                  2.1.12. Cash Collateral. CIT shall have received Cash Collateral in the Cash Collateral Account in an amount not less than the undrawn principal amount of the IDB Standby LC or any letter of Credit issued in replacement or substitution thereof.

                  2.1.13. IDB Documentation. CIT and Borrower shall have received such assurances, consents or acknowledgements from the holder and/or the trustee of the IDB Document as may be required under the IDB Documents or reasonably requested by CIT in connection with the issuance of a LC Guaranty in favor of Bank of America, N.A. securing the IDB Standby LC.

         2.2. CONDITIONS TO ALL EXTENSIONS OF CREDIT . Except to the extent expressly set forth in this Agreement, the agreement of CIT to make any extension of credit requested to be made by it to Borrower on any date (including without limitation, the initial Revolving Loan) is subject to the satisfaction of the following conditions precedent:

                  2.2.1. Accuracy of Representations. Each of the representations and warranties made by Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except for those which expressly relate to an earlier date and except for changes in facts or circumstances that make such representations and warranties untrue but that, in and of themselves, do not constitute, and/or have not resulted in the occurrence of, a Default or Event of Default).

                  2.2.2. No Default. No Default or Event of Default shall have occurred and be continuing on such date or, after giving effect to the extension of credit requested to be made on such date, would exist or occur.

                  2.2.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

                  2.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or may be reasonably likely to have a Material Adverse Effect.

Each request by Borrower hereunder for a Loan hereunder shall constitute a representation and warranty by Borrower as of the date of such Loan that each of the representations, warranties and covenants contained in this Agreement have been satisfied and are true and correct in all material respects, except as Borrower and CIT may otherwise agree in writing.

SECTION 3.  CREDIT FACILITIES

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, CIT agrees to make a total credit facility of up to $10,000,000 available upon Borrower's request therefor, as follows:

         3.1. REVOLVING LOAN FACILITY. CIT agrees, during the term of this Agreement and for so long as no Default or Event of Default exists, to make Revolving Loans to Borrower from time to time, as requested by Borrower in the manner set forth in Section 5.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. The proceeds of the Revolving Loans shall be used by Borrower solely for one or more of the following purposes: (i) [all obligations and expenses owing to [Bank of America, N.A.]]; (ii) all fees and expenses payable to CIT under the Agreement, and (iii) after the Closing Date, any debt incurred in the ordinary course of Borrower's business to the extent not prohibited by this Agreement, Capital Expenditures to the extent permitted by the Loan Documents, and any of the Obligations. In no event shall any proceeds of any Revolving Loans be used to purchase or to carry, or to reduce, retire or refinance any debt incurred to purchase or carry, any Margin Stock. The Revolving Loans shall be evidenced by the Revolving Credit Note which shall be executed and delivered by Borrower on the Closing Date. If the unpaid balance of Revolving Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolving Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that CIT is willing in its sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in this Agreement for Revolving Loans generally or at such higher rate of interest as CIT may require as a condition to making any such Out-of-Formula Loans.

         3.2.     [RESERVED]

         3.3. LETTER OF CREDIT FACILITY. CIT agrees, during the term of this Agreement and for so long as no Default or Event of Default exists, to endeavor to procure from Issuing Bank one or more Letters of Credit upon Borrower's request therefor, subject to the following terms and conditions:

                  3.3.1 Borrower acknowledges that Issuing Bank's willingness to issue any Letter of Credit is conditioned upon Issuing Bank's receipt of (a) the LC Guaranty duly executed and delivered to Issuing Bank by CIT, (b) an LC Application with respect to the requested Letter of Credit and (c) such other instruments and agreements as Issuing Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. CIT shall have no obligation to execute any LC Guaranty or to join with Borrower in executing an LC Application unless (x) CIT receives from Borrower, at least three (3) Business Days prior to the date on which Borrower desires to submit such LC Application to Issuing Bank, an LC Request, and (y) each of the LC Conditions is satisfied on the date of CIT's receipt of the LC Request and at the time of the requested execution of the LC Application. In no event shall CIT have any liability or obligation to Borrower for any failure or refusal by an Issuing Bank to issue, for such Issuing Bank's delay in issuing, or for any error of such Issuing Bank in issuing any Letter of Credit.

                  3.3.2 Letters of Credit may be requested hereunder by Borrower only if they are to be used (a) to support obligations of Borrower incurred in the ordinary course of its business, as presently conducted or (b) for such other purposes as CIT may approve from time to time.

                  3.3.3 Borrower shall comply with all of the terms and conditions imposed on Borrower by Issuing Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto, and subject to the rights of Issuing Bank, CIT shall have the same rights and remedies that Issuing Bank has under any agreements that Borrower may have with Issuing Bank in addition to any rights and remedies contained in any of the Loan Documents. Borrower agrees to reimburse Issuing Bank for any draw under any Letter of Credit immediately upon demand, and to pay Issuing Bank the amount of all other liabilities and obligations payable to Issuing Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that Borrower may have at any time against Issuing Bank or any other Person, but without waiving any claim Borrower may have against Issuing Bank in connection therewith. If CIT shall pay any amount under the LC Guaranty with respect to any Letter of Credit, then Borrower shall be absolutely and unconditionally obligated to pay to CIT, on the first Business Day following the date on which payment was made by CIT under such LC Guaranty, an amount equal to the amount paid by CIT under such LC Guaranty together with interest from and after the date of CIT's payment under such LC Guaranty until payment in full is made by Borrower at a variable rate per annum in effect from time to time hereunder for Revolving Loans. Borrower agrees that any claim made upon CIT by Issuing Bank under an LC Guaranty shall be conclusive on CIT and Borrower shall forthwith satisfy and discharge any such claim, on demand, failing which Borrower shall be obligated to reimburse CIT for any payment made by CIT under an LC Guaranty in connection with such claim as hereinabove provided.

                  3.3.4 Borrower assumes all risks of the acts, omissions or misuses of any Letter of

Credit by the beneficiary thereof. The obligation of Borrower to reimburse CIT for any payment made by CIT under an LC Guaranty shall be absolute, unconditional and irrevocable and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary of any Letter of Credit, or untimely or improper honor by Issuing Bank of any draw request under a Letter of Credit. Without limiting the generality of the foregoing, if presentation of a demand, draft or certificate or other document does not comply with the terms of a Letter of Credit and Borrower contends that, as a consequence of such noncompliance it has no obligation to reimburse Issuing Bank for any payment made with respect thereto, Borrower shall nevertheless be obligated to reimburse CIT for any payment made under the LC Guaranty with respect to such Letter of Credit, but without waiving any claim Borrower may have against Issuing Bank in connection therewith.

                  3.3.5 If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding (i) at any time that an Event of Default exists, (ii) on any date that an Out-of Formula Condition exists, or
(iii) on the effective date of termination of this Agreement pursuant to Section 6 hereof, then Borrower shall, upon demand, forthwith deposit with CIT, in cash, an amount equal to the maximum aggregate amount of all LC Outstandings then outstanding or, in the event an Out-of Formula Condition exists, payment to the extent of the Out-of Formula Condition. If Borrower fails to make such deposit on CIT's demand therefor, CIT may advance such amount as a Revolving Loan (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by CIT in the Cash Collateral Account and may be invested, in CIT's discretion, in cash or, as determined by CIT, cash equivalents. Borrower hereby pledges, and grants to CIT a security interest in, all of Borrower's right, title and interest in the Cash Collateral Account and all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of the LC Outstandings, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, CIT may apply any Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as CIT may elect, as shall be or shall become due and payable by Borrower to CIT with respect to the Obligations which may then be outstanding. Neither Borrower nor any other Person claiming by, through or under or on behalf of Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, including any accrued interest, provided that upon termination of all Letters of Credit and the payment and satisfaction in full of the LC Outstandings, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrower unless an Event of Default then exists (in which event CIT may apply such funds to the payment of any other Obligations outstanding) and after payment in full of all Obligations, all such Cash Collateral shall be refunded to the Borrower. Notwithstanding the foregoing, CIT shall invest any Cash Collateral in Cash Equivalents mutually agreed to by CIT and Borrower and, unless an Event of Default has occurred and is continuing, CIT shall remit to Borrower on a monthly basis, all interest and other income earned on such investments, to such account as Borrower shall direct.

                  3.3.6 No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.

                  3.3.7 CIT shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and Borrower. Furthermore, without being limited by the foregoing, CIT shall not be responsible for any act or omission with respect to or in connection with any Collateral.

                  3.3.8 In addition to and without limiting any other right or remedy of CIT contained in this Agreement or in any of the other Loan Documents, CIT shall be fully subrogated to the rights and remedies of Issuing Bank under any agreement made between Borrower and Issuing Bank, including each LC Application, relating to the issuance of any Letter of Credit, each such agreement being incorporated herein by reference, and CIT shall be entitled to exercise all such rights and remedies thereunder and under Applicable Law in such regard as fully as if it were Issuing Bank. If any Letter of Credit is drawn upon to discharge any obligation of Borrower to the beneficiary of such Letter of Credit, in whole or in part, CIT shall be fully subrogated to the rights of such beneficiary with respect to the obligation of Borrower to such beneficiary discharged with the proceeds of such Letter of Credit.

SECTION 4. INTEREST, FEES AND CHARGES

         4.1.     INTEREST.

                  4.1.1. Rates of Interest. Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to .25% plus the Chase Bank Rate in effect from time to time. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Chase Bank Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Chase Bank Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Chase Bank Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made to (but excluding) the date of any repayment thereof; provided, however, that, if a Revolving Loan is repaid on the same day it is made, one day's interest shall be paid on such Revolving Loan. The Chase Bank Rate on the date hereof is 7.0% per annum.

                  4.1.2. Default Rate. Interest shall accrue at the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full, and
(ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) Borrower's receipt of notice of CIT's election to charge the Default Rate based upon the existence of any Event of Default or (y) the commencement by or against Borrower of an Insolvency Proceeding. Borrower acknowledges that the cost and expense to CIT attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate CIT for such added cost and expense.

         4.2.     FEES.

                  4.2.1. Loan Facility Fee. Borrower shall pay to CIT a loan facility fee of $100,000, which shall be deemed fully earned as of the Closing Date.

                  4.2.2. Line of Credit Fee. Borrower shall pay to CIT each month, on the first day of the month and on the Termination Date, commencing on earlier of (i) September 1, 2001, or (ii) the first day of the month next following the date on which a new Letter of Credit is issued securing Borrower's obligations under the IDB Documents or an LC Guaranty is issued in favor of Bank of America, N.A. in connection with the IDB Standby LC, a fee equal to .375% per annum of the amount by which the Average Monthly Loan Balance for the immediately preceding month is less than the maximum dollar amount of the Revolving Line of Credit in effect at any date of determination.

                  4.2.3. Administrative Management Fee. Borrower shall pay to CIT a Administrative Management Fee in the amount of $15,000 which shall be deemed fully earned as of the Closing Date and on each Anniversary Date thereafter.

                  4.2.4. LC Guaranty Fees. In addition to Borrower's obligation to pay to an Issuing Bank all nominal fees and normal and customary charges associated with the issuance and administration of each Letter of Credit, Borrower shall pay to CIT:

                  (i) for CIT's LC Guaranty of each standby Letter of Credit, a fee equal to 1% per annum of the aggregate face amount of such Letter of Credits which are fully cash collateralized and 3% per annum of the aggregate face amount of such Letters of Credit which are not fully cash collateralized, which fees shall accrue and be payable monthly in arrears on the first Business Day of each month after the issuance date of such Letter of Credit for so long as such Letter of Credit and any renewal or extension thereof remains outstanding; and

                  (ii) for CIT's LC Guaranty of each documentary Letter of Credit, a fee equal to 3% per annum of the face amount of each such Letter of Credit, and each extension thereof, which fees shall accrue and be payable monthly in arrears on the first Business Day of each month after the issuance date of such Letter of Credit for so long as such Letter of Credit and any renewal or extension thereof remains outstanding.

                  4.2.5. Audit, Appraisal and Other Fees. Borrower shall reimburse CIT for all reasonable costs and expenses incurred by CIT in connection with all audits and appraisals of Borrower's books and records and such other matters pertaining to Borrower or any Collateral as CIT shall deem appropriate up to an amount equal to $750 per day per auditor, provided that for so long as any Default or Event of Default shall exist, CIT may retain an independent accounting firm to conduct any such audit or appraisal, and Borrower shall reimburse CIT for all reasonable costs and expenses incurred by CIT in connection therewith. CIT may retain from time to time an accounting or audit firm to conduct a physical count of Borrower's Inventory no more frequently than once during any fiscal year of Borrower and, for so long as no Event of Default shall exist, Borrower shall have no obligation to reimburse CIT for any charges or expenses incurred by CIT in connection therewith.

                  4.2.6. Collection Monitoring Fee. At all times before the occurrence of the Conversion Event, Borrower shall pay to CIT on the first day of each month after the Closing Date a collection monitoring fee in an amount computed pursuant to the following formula:

                  MC x (Chase Bank Rate + .25%)  multiplied by .5
                  ----------------------------
                               360

                  where

                  MC = aggregate monthly collections of Borrower from Accounts

                  From and after the Conversion Event, Borrower shall pay to CIT on the first day of each month after the occurrence of the Conversion Event a collection monitoring fee in an amount computed in accordance with the following formula:

                  MC x (Chase Bank Rate + .25%)
                  ----------------------------
                              360

                  where

                  MC = see above

                  4.2.7. General Provisions Relating to Fees. All fees shall be fully earned by CIT when due and payable and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to refund, rebate or proration. All fees provided for in Section 4.2 hereof are and shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         4.3. COMPUTATION OF INTEREST AND FEES. All interest, fees and other charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all payments received by CIT shall be deemed applied by CIT on account of the Obligations (subject to final payment of any Payment Items) and CIT shall be deemed to have received such payment on the date specified in
Section 5.5 hereof.

         4.4. REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, CIT incurs legal or accounting expenses or any other Out-of-Pocket Expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by CIT, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of CIT against Borrower or any other Person which may be obligated to CIT by virtue of this Agreement or any of the other Loan Documents, including the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, perfect or continue the perfection of CIT's Liens upon, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and Out-of-Pocket Expenses shall be charged to Borrower. All amounts chargeable to Borrower under this Section 4.4 shall be Obligations secured by all of the Collateral, shall be payable on demand to CIT. Borrower shall also reimburse CIT for expenses incurred by CIT in its administration of the Collateral to the extent and in the manner provided in Section 8 hereof.

         4.5. BANK CHARGES. Borrower shall pay to CIT, on demand, any and all fees, costs or expenses which CIT pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by CIT or any Participant, of proceeds of Loans made by CIT to Borrower pursuant to this Agreement and (ii) the depositing for collection, by CIT, of any check or item of payment received or delivered to CIT on account of the Obligations. Borrower acknowledges and agrees that CIT may charge such costs, fees and expenses to Borrower based upon CIT's good faith estimate of such costs, fees and expenses as they are incurred by CIT, subject to later adjustment for the amount actually incurred.

         4.6. MAXIMUM INTEREST. Regardless of any provision contained in this Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by CIT pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the Maximum Rate. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by CIT of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle CIT to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum

Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and CIT does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 4.1.1 of this Agreement, or in the Notes and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to CIT hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section 4.6.

SECTION 5. LOAN ADMINISTRATION

         5.1. MANNER OF BORROWING REVOLVING LOANS. Borrowings under the credit facility established pursuant to Section 3.1 hereof shall be as follows:

                  5.1.1.   Notice of Borrowing.

                  (i) Whenever Borrower desires to obtain a Revolving Loan under Section 3.1 of this Agreement, Borrower shall give CIT prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing") and deliver to CIT an accurate and complete Borrowing Base Certificate as of such date. Such Notice of Borrowing and Borrowing Base Certificate shall be given by Borrower to CIT no later than 12:00 noon on the Business Day of the requested funding date of such Borrowing. Notices received after 12:00 noon shall be deemed received on the next Business Day. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the requested Revolving Loan, (b) the date of such Loan (which shall be a Business Day), and
(c) the account of Borrower to which the proceeds of such Loan are to be disbursed. Notwithstanding the foregoing, from and after CIT's notice to Borrower of the occurrence of the Conversion Event, Borrower shall have no further obligation to deliver to CIT a Borrowing Base Certificate with each Notice of Borrowing, but in lieu thereof Borrower shall deliver to CIT an accurate and complete Borrowing Base Certificate on the first Business Day of each week current through the last Business Day of the preceding week.

                  (ii) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges shall be deemed irrevocably to be a request for Revolving Loans on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of such Revolving Loans may be disbursed by way of direct payment of the relevant Obligation. CIT shall have no obligation to Borrower to honor any deemed request for a Revolving Loan, but may do so in its discretion without regard to the existence or creation of, and without being deemed to have waived, any Default, Event of Default or Out-of-Formula Condition.

                  (iii) As an accommodation to Borrower, CIT may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to CIT by Borrower. Unless Borrower specifically directs CIT in writing not to accept or act upon telephonic or electronic communications from Borrower, CIT shall not have any liability to Borrower for any loss or damage suffered by Borrower as a result of CIT's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and reasonably purporting to have been sent to CIT by Borrower and CIT shall not have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

                  5.1.2. Disbursement Authorization. Borrower hereby irrevocably authorizes CIT to disburse the proceeds of each Revolving Loan requested, or deemed to be requested pursuant to Section 5.1.1, as follows: (i) the proceeds of each Revolving Loan requested under Section 5.1.1(i) shall be disbursed by CIT in accordance with the terms of the written disbursement letter from Borrower in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and CIT from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Loan requested under Section 5.1.1(ii) shall be disbursed by CIT by way of direct payment of the relevant interest or other Obligation.

         5.2.     REPAYMENT OF REVOLVING LOANS.


                  5.2.1. Payment of Principal. At all times prior to Borrower's receipt of notice from CIT of the occurrence of the Conversion Event, the outstanding principal balance of the Revolving Loans shall be due and payable in Dollars, without any offset or counterclaim by Borrower to CIT immediately upon (a) receipt by Borrower of any proceeds of any of the Collateral from time to time, to the extent of the lesser of the (i) outstanding principal balance of the Revolving Loans or (ii) the amount of such proceeds, and (b) on the Termination Date. On the Business Day next following Borrower's receipt of notice from CIT of the occurrence of the Conversion Event and at all times thereafter, the outstanding principal balance of the Revolving Loans shall be due and payable in Dollars, without any offset or counterclaim by Borrower to CIT immediately upon (a) receipt by Borrower or CIT of any proceeds of any of the Collateral from time to time, to the extent of such proceeds, and (b) the Termination Date. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrower shall, on demand, repay the outstanding Revolving Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolving Loans by an amount equal to such excess.

                  5.2.2. Payment of Interest. Interest accrued on the Revolving Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolving Loan and (ii) on the Termination Date.

         5.3.     [RESERVED]

         5.4. PAYMENT OF OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of monies shall be payable by Borrower to CIT in Dollars and without offset, defense or counterclaim, as and when provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

         5.5. APPLICATION OF PAYMENTS AND COLLECTIONS. All Payment Items received by CIT in the Dominion Account by 12:00 noon, New York, New York time, on any Business Day shall be deemed received and applied to the Loan Account on that Business Day. All Payment Items received after 12:00 noon, New York, New York time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by CIT from or on behalf of Borrower, and Borrower does hereby irrevocably agree that CIT shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by CIT or its agent against the Obligations, in such manner as CIT may deem advisable, notwithstanding any entry by CIT upon any of its books and records. If as the result of collections as authorized by Section 8.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

         5.6. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrower and (unless and to the extent otherwise expressly provided in any of the Security Documents) shall be secured by CIT's Lien upon all of the Collateral.

         5.7. LOAN ACCOUNT. CIT shall establish an account on its books (the "Loan Account") and shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to CIT, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

         5.8. STATEMENTS OF ACCOUNT. CIT will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such accounting rendered by CIT shall be deemed final, binding and conclusive upon Borrower unless CIT is notified by Borrower in writing to the contrary within 30 days after the date each accounting is deemed to have been sent pursuant to Section 12.9. Such notice shall only be deemed an objection to those items specifically objected to therein.

         5.9. MARSHALLING; PAYMENTS SET ASIDE. CIT shall be under no obligation to marshall any assets in favor of Borrower or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment to CIT or CIT receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or the proceeds of such enforcement or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 5.9 shall survive any termination of this Agreement and payment in full of the Obligations.

SECTION 6. TERM AND TERMINATION

         6.1. TERM OF AGREEMENT. Subject to CIT's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect from the date hereof through June 14, 2003 (the "Original Term") , unless sooner terminated as provided in Section 6.2 hereof and this Agreement shall automatically renew itself for one year periods thereafter ("Renewal Term") unless terminated as provided in Section 6.2 hereof.

         6.2.     TERMINATION.

                  6.2.1. Termination by CIT. Upon at least 30 days prior written notice to Borrower, CIT may terminate this Agreement as of the last day of the Original Term or any applicable Renewal Term and CIT may terminate this Agreement with or without notice upon or after the occurrence of an Event of Default. This Agreement shall automatically terminate as provided in Section
11.2 hereof.

                  6.2.2. Termination by Borrower. Upon at least 30 days prior written notice to CIT, Borrower may, at its option, terminate this Agreement; provided, however, no such termination by Borrower shall be effective until Borrower has satisfied all of the Obligations. For purposes hereof, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to CIT in same day funds and all Obligations that are at the time in question contingent (including, all LC Outstandings that exist by virtue of an outstanding Letter of Credit) have been cash collateralized in an amount equal to 110% of the face amount of such contingent Obligations in favor and to the satisfaction of CIT or CIT has received as beneficiary a letter of credit in form and from an issuing bank acceptable to CIT and providing for direct payment to CIT of all such contingent Obligations at the time they become fixed (including reimbursement of all sums paid by CIT under any LC Guaranty). Any notice of termination given by Borrower shall be irrevocable unless CIT otherwise agrees in writing. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement may be terminated singly.

                  6.2.3. Early Termination Charges. On the effective date of termination of this Agreement pursuant to Section 6.2.2, Borrower shall pay to CIT (in addition to the then outstanding principal, accrued interest, fees and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the applicable Early Termination Fee. If termination occurs prior to October 15, 2001, or on the last day of the Original Term or thereafter no Early Termination Fee shall be payable.

                  6.2.4. Effect of Termination. All of the Obligations shall be immediately due and payable upon the effective date of termination by CIT or, in the case of a termination by Borrower, upon the date specified in Borrower's notice of termination of this Agreement as the effective date of such termination. On the effective date of any termination (whether by CIT or Borrower), CIT shall have no obligation to make any Loans, join in any LC Application or issue any LC Guaranty or otherwise to extend credit to or for the direct or indirect benefit of Borrower. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination, and CIT shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination, until Borrower has satisfied all of the Obligations. Notwithstanding the payment in full of the Obligations, CIT shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage CIT may incur as a result of dishonored checks or instruments received by CIT from Borrower or any Account Debtor and applied to the Obligations, CIT shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying CIT from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as CIT, in its reasonable discretion, may deem necessary to protect CIT from any such loss or damage. All obligations of Borrower pursuant to this Agreement to indemnify CIT shall in all events survive any termination of this Agreement.

SECTION 7. COLLATERAL SECURITY

         7.1. GRANT OF SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to CIT of all of the Obligations, Borrower hereby grants to CIT a continuing security interest in and Lien upon all of the following property and interests in property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (a)      All Accounts;

                  (b)      All Inventory;

                  (c)      All Instruments;

                  (d)      All Chattel Paper;

                  (e)      All Documents;

                  (f)      All General Intangibles;

                  (g) All Investment Property (but excluding any portion thereof that constitutes Margin Stock);

                  (h) All monies now or at any time or times hereafter in the possession or under the control of CIT or a bailee or affiliate of CIT;

                  (i) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a) through
         (h) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                  (j) All books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (a) through (i) above.

         7.2. LIEN PERFECTION; FURTHER ASSURANCES. Borrower shall execute such UCC-1 financing statements and such other instruments, assignments or documents and take such other action as may be reasonably requested by CIT to perfect its Lien in the Collateral. Unless prohibited by Applicable Law, Borrower hereby authorizes CIT to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At CIT's request, Borrower shall also promptly execute or cause to be executed and shall deliver to CIT any and all documents, instruments and agreements deemed necessary by CIT to give effect to or carry out the terms or intent of the Loan Documents.

SECTION 8. COLLATERAL ADMINISTRATION

         8.1.     GENERAL.

                  8.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Schedule 8.1.1 hereto and shall not be moved therefrom, without the prior written consent of CIT.

                  8.1.2. Insurance of Collateral; Insurance and Condemnation Proceeds.

         (i) Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to CIT All proceeds payable under each such policy shall be payable to CIT. Borrower shall deliver the originals or certified copies of such policies to CIT with satisfactory CIT's loss payable endorsements reasonably satisfactory to CIT, naming CIT as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to CIT in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of CIT shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, CIT may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to CIT, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and CIT agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only CIT shall be authorized to settle, adjust and compromise such claims. CIT shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

                  (ii)     Any proceeds of insurance referred to in this Section
         8.1.2 and any condemnation awards that are paid to CIT in connection with a condemnation of any of the Collateral shall be paid to CIT and to the payment of the Revolving Loans and then to any other Obligations outstanding.

                  8.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all Taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by CIT to any Person to realize upon any Collateral shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, CIT may, at its option, but shall not be required to, pay the same and charge Borrower therefor. CIT shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in CIT's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

                  8.1.4. Defense of Title to Collateral. Borrower shall at all times defend Borrower's title to the Collateral and CIT's Liens therein against all Persons and all claims and demands whatsoever.

         8.2.     ADMINISTRATION OF ACCOUNTS.

                  8.2.1. Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to CIT on such periodic basis as CIT shall request a sales and collections report for the preceding period, in form satisfactory to CIT On or before the last day of each month from and after the date hereof, (unless the Conversion Event shall have occurred, in which case, on or before the 15th day of each month thereafter), Borrower shall deliver to CIT, in form acceptable to CIT, (i) a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), (ii) a detailed accounts payable aging, specifying the names, amounts owed and due dates for each account payable of Borrower so listed, (iii) upon CIT's request therefor, copies of proof of delivery and the original copy of all documents, including repayment histories and present status reports relating to the Accounts and accounts payable so scheduled and (iv) such other matters and information relating to the status of then existing Accounts and accounts payable as CIT shall reasonably request. At CIT's request, Borrower shall deliver to CIT copies of invoices or invoice registers related to all of its Accounts.

                  8.2.2. Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to CIT as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $50,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide CIT with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, CIT shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as CIT may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrower.

                  8.2.3. Taxes. If an Account includes a charge for any Tax payable to any governmental taxing authority, CIT is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that CIT shall not be liable for any Taxes that may be due by Borrower.

                  8.2.4. Account Verification. Whether or not a Default or an Event of Default exists, any of CIT's officers, employees or agents shall have the right, at any time or times hereafter, in the name of CIT, any designee of CIT or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise in accordance with Applicable Law. Borrower shall cooperate fully with CIT in an effort to facilitate and promptly conclude any such verification process.

                  8.2.5. Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to an arrangement acceptable to CIT and with such banks as may be selected by Borrower and be acceptable to CIT. Upon notification from CIT of the occurrence of the Conversion Event, Borrower shall immediately thereafter issue to each such bank an irrevocable letter of instruction (in substantially the form attached hereto as Exhibit ___) directing such bank to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of CIT and Borrower shall obtain the agreement by such banks in favor of CIT to waive any offset rights against the funds so deposited. CIT assumes no responsibility for such arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  8.2.6. Collection of Accounts; Proceeds of Collateral. Borrower and CIT shall maintain a lockbox arrangement ("Lockbox") with Bank of America, N.A. ("Collecting Bank"). All payment items received by Borrower in respect of Accounts, together with the proceeds of any other Collateral, shall be held as CIT's property by Borrower as trustee of an express trust for CIT's benefit and Borrower shall immediately deposit same in kind in the Lockbox. Borrower and CIT shall jointly issue to the Collecting Bank a letter of instruction directing the Collecting Bank to deposit all payments or other remittances received in the Lockbox to such accounts of Borrower as Borrower may instruct for so long as such Collecting Bank shall not have received from CIT notice of the occurrence of a Conversion Event. After receipt of notice from CIT of the occurrence of the Conversion Event, Collecting Bank shall thereafter deposit all such payments or other remittances received in the Dominion Account. Promptly after notice from CIT of the occurrence of the Conversion Event, Borrower shall notify all Account Debtors to remit all payments due Borrower to the Lockbox. CIT retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to CIT and to collect Accounts directly in its own name and to charge to Borrower the collection costs and expenses, including attorneys' fees.

         8.3.     ADMINISTRATION OF INVENTORY.

                  8.3.1. Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish CIT Inventory reports in form and detail satisfactory to CIT at such times as CIT may request, but at least once each month, not later than the last day of such month, unless the Conversion Event shall have occurred, in which case, such report shall be furnished to CIT on or before the 15th day of each month thereafter. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to CIT a report based on each such physical inventory promptly thereafter, together with such supporting information as CIT shall request.

                  8.3.2. Returns of Inventory. Borrower shall not return any Eligible Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of Borrower and such Person, (ii) no Default or Event of Default exists or would result therefrom, (iii) the return of such Inventory will not result in an Out-of-Formula Condition, or , if an Out-of-Formula Condition exists, there shall be a concurrent repayment of the Revolving Loans such that the Out-of-Formula Condition no longer exists, (iv) if the aggregate cost basis of all Eligible Inventory returned in any month exceeds $50,000, Borrower promptly notifies CIT thereof, and (v) any payments received by Borrower in connection with any such return is promptly turned over to CIT for application to the Obligations.

         8.4. PAYMENT OF CHARGES. All amounts chargeable to Borrower under this Section 8 shall be Obligations secured by all of the Collateral and shall be payable on demand.

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS

         9.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce CIT to enter into this Agreement and to make advances hereunder, Borrower warrants and represents to CIT and covenants with CIT that:

                  9.1.1. Incorporation and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 9.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

                  9.1.2. Corporate Power and Enforceability. Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms.

                  9.1.3. Corporate Names. Borrower has not been known as or used any corporate, fictitious or trade names except those listed on Schedule
9.1.3 hereto.

                  9.1.4. Business Locations. Borrower's chief executive office and other places of business are as listed on Schedule 8.1.1 hereto. During the preceding five-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Schedule 8.1.1. Except as shown on Schedule 8.1.1, no Inventory is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

                  9.1.5. Title to Properties; Priority of Liens. Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real property, and good title to all of the Collateral and all of its other property, in each case free and clear of all Liens except Permitted Liens.

                  9.1.6. Status of Accounts. To the best of the Borrower's knowledge, each Account included by Borrower as an Eligible Account in any Borrowing Base Certificate delivered to CIT enumerated in clauses (i) through (xviii) of the definition of Eligible Accounts, except as otherwise disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to CIT, is an Eligible Account.

                  9.1.7. Solvent Financial Condition. Borrower is now and, after giving effect to the Loans to be made and each LC Guaranty issued in for of the Issuing Bank pursuant to this Agreement, and at all times will be, Solvent.

                  9.1.8. Surety Obligations. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  9.1.9. Taxes. Borrower's federal tax identification number is 34-1780941. Borrower has filed all federal, state and local tax returns, information returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and properties as and when such Taxes are due and payable, except to the extent being Properly Contested.

                  9.1.10. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

                  9.1.11. Patents, Trademarks, Copyrights and Licenses. All the patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights owned by Borrower are listed on Schedule 9.1.11 hereto.

                  9.1.12. Compliance with Laws. Borrower has duly complied with, and its properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law would not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to Borrower under any such law, rule or regulation. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.), as amended.

                  9.1.13. Litigation. Except as set forth on Schedule 9.1.13 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower, or the business, operations, properties, prospects, profits or condition of Borrower, none of which if resolved adversely to Borrower would have Material Adverse Effect. Borrower is not in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                  9.1.14. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any debt to any Person for Money Borrowed.

         9.2. AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to CIT, Borrower covenants that, unless otherwise consented to by CIT in writing, it shall:

                  9.2.1. Visits and Inspections. Permit representatives of CIT, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Collateral, inspect, audit and make extracts from Borrower's books and records, and discuss with Borrower's officers, its employees and its independent accountant, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

                  9.2.2. Notices. Notify CIT in writing promptly after Borrower's obtaining knowledge thereof (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect; (ii) of the commencement of any litigation affecting Borrower or any of its properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which if determined adversely to Borrower would have a Material Adverse Effect; (iii) at least 60 days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iv) of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (v) of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any debt of Borrower exceeding $250,000; or
(vi) of the existence of any Default or Event of Default. Borrower also agrees to advise CIT promptly in writing of any notices Borrower receives from any local, state or federal authority advising Borrower of any material environmental liability (actual or potential) stemming from Borrower's operations, its premises, its waste disposal practices, or waste disposal sites used by Borrower and to provide CIT with copies of all such notices. Upon receipt by Borrower of any such notice CIT shall be entitled to establish an additional Availability Reserve in such amount as CIT may deem reasonably appropriate.

                  9.2.3. Taxes. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

                  9.2.4. Compliance with Laws. Comply with all Applicable Law, including all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and all ERISA and environmental laws, and obtain and keep in force any and all governmental approvals necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect.

                  9.2.3. Maintenance of Cash Collateral. Maintain in the Cash Collateral Account at all times Cash Collateral in an amount sufficient to cover all undrawn balances under the IDB Standby LC.

         9.3.     DELIVERY OF FINANCIAL STATEMENTS; ETC.

                  9.3.1. Financial Statements. Until termination of this Agreement and payment and satisfaction of all Obligations due hereunder, Borrower shall deliver to CIT: (a) within 90 days after the end of each fiscal year of Borrower, a Consolidated Balance Sheet and statements of profit and loss, cash flow and reconciliation of surplus of Borrower and all consolidated subsidiaries as at the close of such year, audited by independent public accountants selected by

Borrower and satisfactory to CIT; (b) within 60 days after the end of each fiscal year of Borrower, a Consolidated Balance Sheet and statements of profit and loss, cash flow and reconciliation of surplus of Borrower and all consolidated subsidiaries as at the close of such year, as prepared internally by Borrower; (c) within 30 days after the end of each month (i) a Consolidated Balance Sheet as at the end of such month and statements of profit and loss, cash flow and surplus of Borrower and all subsidiaries for such month, certified by an authorized financial or accounting officer of Borrower and (ii) a Borrowing Base Certificate, or if Borrower issued a Borrowing Base Certificate during such month, a reconciliation from the most recent Borrowing Base Certificate issued to CIT during such month with the interim financial statement issued with respect to such month; (d) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange commission or any other governmental authority which may be substituted therefor, or any national securities exchange; and (e) from time to time, such further information regarding the business affairs and financial condition of Borrower as CIT may reasonably request, including without limitation annual cash flow projections and related items in form satisfactory to CIT.

                  9.3.2. Compliance Certificate. Concurrently with the delivery of financial statements pursuant to Section 9.3.1 above, Borrower shall deliver to CIT a completed Compliance Certificate, in substantially the form of Exhibit C attached hereto, signed by an Executive Officer.

         9.4. NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to CIT, Borrower covenants that, unless CIT has first consented thereto in writing, it shall not:

                  9.4.1. Fundamental Changes. Enter into any transaction to merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up or dissolve itself.

                  9.4.2. Loans. Make any loans or other advances of money to any Person other than to an officer, director or employee of Borrower for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business.

                  9.4.3. Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness except Permitted Indebtedness.

                  9.4.4. Affiliate Transactions. Enter into, or be a party to any transaction with any affiliate or stockholder, except (i) the transactions contemplated by the Loan Documents; (ii) payment of customary directors' fees and indemnities; (iii) transactions with affiliates that were consummated prior to the date hereof and have been disclosed to CIT prior to the Closing Date; and
(iv) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to CIT, consistent with past practices and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an affiliate or stockholder of Borrower.

                  9.4.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its property, income or profits, whether now owned or hereafter acquired, except for Permitted Liens.

                  9.4.6. Distributions. Declare or make any Distributions, except (i) payments to the Parent pursuant to a tax sharing agreement under which the Borrower is allocated its proportionate share of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated basis), (ii) provided that no Default or Event of Default exists either before or after giving effect thereto, (A) payments to the Parent in an amount not to exceed the amount of the Borrower's federal and state income tax liability that the Borrower would owe if it were filing a separate income tax return as a stand alone company (or, if there any Subsidiaries of the Borrower, the amount of the federal and state income tax liability for which the Borrower and such Subsidiaries would be liable if the Borrower and such subsidiaries were filing a separate consolidated (or combined) income tax return); provided, that any such payment shall not exceed the tax liability of the Parent that is actually then due and payable, (B) loans, advances, dividends or distributions by the Borrower or any of its Subsidiaries to the Parent to pay for corporate, administrative and operating expenses in the ordinary course of business, including payment of directors' and officers' liability insurance premiums, directors' fees in an aggregate amount not to exceed $250,000 in any fiscal year and (C) loans, advances, dividends or distributions by the Borrower or any of its Subsidiaries to the Parent not to exceed an amount necessary to permit the Parent to pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or in connection with reporting or other obligations hereunder or under the other Loan Documents in an aggregate amount not to exceed $50,000 in any fiscal year.

                  9.4.7. Disposition of Assets. Sell, lease or otherwise dispose of any of its properties, including any disposition of property as part of a sale and leaseback transaction, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder,
(ii) other dispositions expressly authorized by the Loan Documents, (iii) sales of absolete or unnecessary equipment, and (iv) for so long as no Event of Default exists or would be caused thereby, sales or dispositions of other property of Borrower not comprising Collateral and not to exceed $1,000,000 in fair market value during any fiscal year of Borrower.

                  9.4.8. Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis, which sales are designated as being billed but unshipped in all appropriate Borrowing Base Certificates submitted to CIT.

                  9.4.9. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Parent.

                  9.4.10. Fiscal Year. Establish a fiscal year different from the fiscal year utilized as of the date of this Agreement.

                  9.4.11. Leases and Capital Expenditures. Contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur Capital Expenditures in excess of $3,000,000 in the aggregate during any fiscal year of Borrower; provided, however, that if, at the end of any fiscal year of Borrower (a "Base Year"), the amount of Capital Expenditures made by Borrower during such Base Year is less than $3,000,000 (the amount of such difference being the "Carryover Amount"), Borrower shall be entitled to make additional Capital Expenditures in its next succeeding fiscal year in an amount equal to the lesser of (i) the Carryover Amount and (ii) $1,000,000.

                  9.4.12. Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

                  9.4.13. Restricted Investments. Make any Restricted Investment, other than investments consisting of capital stock, obligations, securities or other property received by Borrower in settlement of Accounts from bankrupt Account Debtors.

                  9.4.14. Senior Notes. Agree to, consent or permit any amendment or modification to any of the provisions of the Senior Notes or to the Indenture pursuant to which they were issued.

SECTION 10. FINANCIAL COVENANTS.

         During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding, Borrower covenants that it shall:

         10.1. INTEREST COVERAGE RATIO. Not permit Borrower's Interest Coverage Ratio to be less than (i) .60 to 1.0 as of the last day of the fiscal quarter of Borrower ending June 30, 2001, (ii) .75 to 1.0 as of the last day of the fiscal quarter of Borrower ending September 30, 2001, (iii) .85 to 1.0 as of the last day of the fiscal quarter of Borrower ending December 31, 2001, and on the last day of each fiscal quarter of Borrower thereafter through and including the last day of the fiscal quarter ending March 31, 2003, and (iv) 1.0 to 1.0 as of the last day of the fiscal quarter of Borrower ending June 30, 2003, and on the last day of each fiscal quarter of Borrower thereafter. On any applicable date, Borrower's Interest Coverage Ratio shall be measured over the period of four (4) fiscal quarters ending on such date.

         10.2. SECURED OBLIGATIONS/EBITDA RATIO. Permit Borrower's Secured Obligations/EBITDA Ratio to be greater than 2.25 to 1.0 as of the last day of the fiscal quarter of Borrower ending June 30, 2001, (ii) 2.0 to 1.0 as of the last day of the fiscal quarter of Borrower ending September 30, 2001, (iii) 1.5 to 1.0 as of the last day of the fiscal quarter of Borrower ending December 31, 2001, and on the last day of each fiscal quarter of Borrower thereafter. On any applicable date, Borrower's Secured Obligations/EBITDA Ratio shall be measured over the period of four (4) fiscal quarters ending on such date.

SECTION 11. EVENTS OF DEFAULT; REMEDIES

         11.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this
Agreement:

                  11.1.1. The failure of Borrower to pay any of the Obligations on or within five (5) days of the due date thereof, provided that nothing contained herein shall prohibit CIT from charging such amounts to Borrower's Loan Account on the due date thereof;

                  11.1.2. Any representation, warranty or other statement made or furnished to CIT by or on behalf of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to this Agreement.

                  11.1.3. The commencement by or against Borrower of any Insolvency Proceeding;

                  11.1.4. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 7.2, 8.1, 8.2, 9.2.1, 9.3, 9.4 or 10 of this Agreement or Borrower shall fail or neglect to perform, keep or observe any other covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this Section 11.1) and the breach of such other covenant is not cured to CIT's reasonable satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from CIT or the date on which such failure or neglect first becomes known to any Executive Officer of Borrower, provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15-day period or which is a willful and knowing breach by Borrower.

                  11.1.5. Borrower shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any Reportable Event as defined in ERISA, (iv) terminate any defined benefit Plan, as defined in ERISA, to the extent such termination gives rise to any funding obligations or penalties which are not timely paid, or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any such Plan, as defined in ERISA, and with respect to this
Section 11.1.5 such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of CIT, subject Borrower to any tax, penalty or other liability material to the business, operations or financial condition of Borrower;

                  11.1.6. The occurrence of an event of default pursuant to (i) any of the other Loan Documents and such default shall continue beyond any applicable grace period; or (ii) any other document or agreement of Borrower evidencing Indebtedness of Borrower for Money Borrowed in excess of the amount of $250,000;

                  11.1.7. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as CIT shall have permitted) by insurance.

                  11.1.8. There shall occur a cessation of a substantial part of the business of Borrower for a period which may be reasonably expected to have a Material Adverse Effect; or Borrower shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by Borrower; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material part of the Collateral shall be taken through condemnation or the value of such property shall be materially impaired through condemnation.

                  11.1.9. Borrower or any affiliate, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien or security interest granted to CIT.

                  11.1.10. Any Executive Officers of Borrower shall be criminally indicted or convicted under any law that could reasonably be expected to lead to a forfeiture of any material portion of the property of Borrower.

                  11.1.11. A judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefore, if any, by $100,000 or more shall be entered against the Borrower by an court and such judgment or order shall either continue undischarged, unstayed or unbonded for 30 days (or such longer period as may be expressly permitted by Applicable Law) or shall result in the creation of a Lien upon any asset of Borrower that is not a Permitted Lien.

                  11.1.12. The occurrence of an "Event of Default" under and as defined in the Senior Notes or the Indenture pursuant to which they were issued.

         11.2. ACCELERATION; TERMINATION. Without in any way limiting the right of CIT to demand payment of any portion of the Obligations payable on demand in accordance with Section 5.2 hereof, upon or at any time after the occurrence of an Event of Default and for so long as such Event of Default shall exist, CIT may in its discretion declare the principal of and any accrued interest on the Loans and all other Obligations to be, whereupon the same shall become without further notice or demand (all of which further notice and demand Borrower expressly waives), forthwith due and payable and Borrower shall forthwith pay to CIT the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law. Notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Section 11.1.3 hereof all of the Obligations shall become automatically due and payable without declaration, notice or demand by CIT and this Agreement shall automatically terminate as if terminated by CIT pursuant to
Section 6.2.1 and with the effect set forth in Section 6.2.4 hereof.

         11.3. OTHER REMEDIES. Immediately upon the occurrence of any Event of Default, CIT may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at Borrower's expense, such of

Borrower's personnel, supplies or space at Borrower's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of Borrower or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of Borrower or CIT; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT's sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by Borrower; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory without judicial process, and to enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same; (e) require Borrower to deposit with CIT funds equal to the LC Outstandings and, if Borrower fails promptly to make such deposit, CIT may advance such amount as a Revolving Loan (whether or not an Out-of-Formula Condition exists or is created thereby); and (f) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. Any such deposit or advance shall be held by CIT as a reserve to fund future payments on the LC Guaranty. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of Borrower or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as CIT shall deem appropriate. Borrower agrees, at the request of CIT, to assemble the Inventory and to make it available to CIT at premises of Borrower or elsewhere and to make available to CIT the premises and facilities of Borrower for the purpose of CIT's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and Borrower shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 12. MISCELLANEOUS

         12.1. POWER OF ATTORNEY. Borrower hereby constitutes CIT or any person or agent CIT may designate as its attorney-in-fact, at Borrower's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of Borrower's Obligations to CIT have been paid in full: (a) to receive, take, endorse, sign, assign and deliver, all in the name of CIT or Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; (b) to receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;
(c) to request from customers indebted on Accounts at any time, in the name of CIT or Borrower or that of CIT's designee, information concerning the amounts owing on the Accounts; (d) to transmit to customers indebted on Accounts notice of CIT's interest therein and to notify customers indebted on Accounts to make payment directly to CIT for Borrower's account; and (e) to take or bring, in the name of CIT or Borrower, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default.

         12.2. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Each of the Exhibits and Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

         12.3. INDEMNITY. Borrower hereby agrees to indemnify and defend CIT and hold CIT harmless from and against any claims against CIT as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall indemnify and defend CIT against and save CIT harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against CIT by any Person under any environmental laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of CIT, but including, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by CIT or Borrower on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal, state, foreign or local statute, rule or regulation, Borrower will pay (or will promptly reimburse CIT for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify, defend and hold CIT harmless from and against liability in connection therewith. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this
Section 13.4 shall survive the payment in full of the Obligations and the termination of this Agreement.

         12.4. MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and CIT. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to CIT's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of the Obligations, this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including CIT's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

         12.5. SEVERABILITY; ETC. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The provisions of the other Loan Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 5.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         12.6. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         12.7. CREDIT INQUIRIES. Borrower hereby authorizes CIT (but CIT shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower.

         12.8. TIME OF ESSENCE. Time is of the essence of this Agreement and the other Loan Documents.

         12.9. NOTICES. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or three Business Days after deposit in the U.S. mail, postage prepaid, or, in the case of facsimile transmission, when received at the office where the noticed party's telecopier is located, addressed as follows:

     (a) if to CIT, at:             The CIT Group/Business Credit, Inc.
                                    1200 Ashwood Parkway, Suite 150
                                    Atlanta, Georgia 30338
                                    Attn: Credit Manager
                                    Telecopier No.: 770.522.7673

     (b) if to Borrower at:         Simcala, Inc.
                                    1940 Ohio Ferro Road
                                    Mt. Meigs, Alabama  36057
                                    Attn: Mr. C.E. Boardwine
                                    Telecopier No.: (334) 215-8969

     with a copy to:                Alston & Bird LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309
                                    Attn: Sydney Nurkin, Esq.
                                    Telecopier No: (404) 881-7777

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.9.

         12.10. GOVERNING LAW. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF CIT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF CIT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF GEORGIA. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF CIT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         12.11. WAIVERS BY BORROWER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH CIT HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY CIT ON WHICH

BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER CIT MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING CIT TO EXERCISE ANY OF CIT'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO CIT'S ENTERING INTO THIS AGREEMENT AND THAT CIT IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         Upon any disposition of Collateral permitted by this Agreement, CIT shall execute such UCC partial releases or other quitclaims as Borrower shall reasonably request to effect such disposition.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date set forth above.

                                    SIMCALA, INC.



                                    By:
                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                    This Agreement shall not be effective until accepted by CIT in Atlanta, Georgia.

                                    THE CIT GROUP/BUSINESS CREDIT, INC.



                                    By:
                                        ---------------------------------------
                                        Title:  Vice President